EXHIBIT A

SCHEDULE OF TRANSACTIONS

GGV Capital V L.P.
Sale Date	ADSs Sold (1)	Weighted Average Price Per ADS	Low Price Per ADS	High Price Per ADS
10/14/2020	207,821	$28.6012	$28.05	$29.50
10/15/2020	122,805	$28.9955	$28.05	$29.50
10/16/2020	289,380	$31.9589	$28.05	$29.50
10/19/2020	229,763	$30.6859	$28.05	$29.50

Total	849,769

GGV Capital V Entrepreneurs Fund L.P.
Sale Date	ADSs Sold (1)	Weighted Average Price Per ADS	Low Price Per ADS	High Price Per ADS
10/14/2020	7,209	$28.6004	$28.05	$29.50
10/15/2020	4,507	$28.9941	$28.05	$29.50
10/16/2020	10,620	$31.9583	$28.05	$29.50
10/19/2020	8,134	$30.6851	$28.05	$29.50

Total	30,470

(1)	Each ADS represents 2 Class A ordinary shares.

SIGNATURES

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: October 22, 2020

GGV CAPITAL V L.P.
GGV CAPITAL V ENTREPRENEURS FUND L.P.
BY: GGV CAPITAL V L.L.C.
ITS: GENERAL PARTNER

By:	/s/ Stephen Hyndman
Stephen Hyndman
Attorney-in-Fact

GGV CAPITAL V L.L.C.

By:	/s/ Stephen Hyndman
Stephen Hyndman
Attorney-in-Fact

GGV CAPITAL SELECT L.P.
BY: GGV CAPITAL SELECT L.L.C.
ITS: GENERAL PARTNER

By:	/s/ Stephen Hyndman
Stephen Hyndman
Attorney-in-Fact

GGV CAPITAL SELECT L.L.C.

By:	/s/ Stephen Hyndman
Stephen Hyndman
Attorney-in-Fact

/s/ Jixun Foo
Jixun Foo

/s/ Glenn Solomon
Glenn Solomon

/s/ Jeffrey Gordon Richards
Jeffrey Gordon Richards

/s/ Hans Tung
Hans Tung

/s/ Jenny Hong Wei Lee
Jenny Hong Wei Lee

Attention: Intentional misstatements or omissions of fact constitute Federal criminal violations (See 18 U.S.C. 1001)

SCHEDULE I

Jixun Foo

c/o GGV Capital

3000 Sand Hill Road, Building 4, Suite 230

Menlo Park, California 94025

United States of America

Citizenship: Singapore

Principal Occupation:	Managing Director of GGV Capital V L.L.C., which serves as the general partner of GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P. Managing Director of GGV Capital Select L.L.C., which serves as the general partner of GGV Capital Select L.P.

Glenn Solomon

c/o GGV Capital

3000 Sand Hill Road, Building 4, Suite 230

Menlo Park, California 94025

United States of America

Citizenship: United States of America

Principal Occupation:	Managing Director of GGV Capital V L.L.C., which serves as the general partner of GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P. Managing Director of GGV Capital Select L.L.C., which serves as the general partner of GGV Capital Select L.P.

Jeffrey Gordon Richards

c/o GGV Capital

3000 Sand Hill Road, Building 4, Suite 230

Menlo Park, California 94025

United States of America

Citizenship: United States of America

Principal Occupation:	Managing Director of GGV Capital V L.L.C., which serves as the general partner of GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P. Managing Director of GGV Capital Select L.L.C., which serves as the general partner of GGV Capital Select L.P.

Hans Tung

c/o GGV Capital

3000 Sand Hill Road, Building 4, Suite 230

Menlo Park, California 94025

United States of America

Citizenship: United States of America

Principal Occupation:	Managing Director of GGV Capital V L.L.C., which serves as the general partner of GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P. Managing Director of GGV Capital Select L.L.C., which serves as the general partner of GGV Capital Select L.P.

Jenny Hong Wei Lee

c/o GGV Capital

3000 Sand Hill Road, Building 4, Suite 230

Menlo Park, California 94025

United States of America

Citizenship: Singapore

Principal Occupation:	Managing Director of GGV Capital V L.L.C., which serves as the general partner of GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P. Managing Director of GGV Capital Select L.L.C., which serves as the general partner of GGV Capital Select L.P.